UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Separation of Inhi Suh, President of Product and Technology

On January 16, 2024, DocuSign, Inc. (the “Company”) announced that Inhi Cho Suh, the Company’s President, Product and Technology, will step down from her position. Ms. Suh’s employment with the Company will end effective February 14, 2024, or such earlier date as determined by the Company and Ms. Suh (the “Separation Date”). Ms. Suh’s departure is not a result of any disagreement regarding the Company.

The circumstances of Ms. Suh’s termination of employment constitute a “Qualifying Termination,” as defined in Exhibit A to her Severance Agreement (as defined below), and entitle her to separation benefits under that agreement. On January 16, 2024, the Company entered into a separation agreement with Ms. Suh (the “Separation Agreement”), which provides for, among other things, the severance and vesting benefits contemplated in the Executive Severance and Change in Control Agreement, dated as of July 5, 2022, between the Company and Ms. Suh, as amended by letter agreements dated June 21, 2022 and March 24, 2023 (as so amended, the “Severance Agreement”). Ms. Suh’s Executive Severance and Change in Control Agreement was filed as Exhibit 10.32, and the amendment letter agreements were filed as Exhibits 10.33 and 10.38 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2023, and are incorporated by reference herein.

The Separation Agreement provides for the following benefits (collectively, the “Severance Benefits”) in consideration of Ms. Suh’s delivery of an effective release of claims: (i) a payment of $525,000 as cash severance, which amount represents 12 months of Ms. Suh’s base salary at the time of her termination; (ii) a payment of $525,000, which represents 100% of Ms. Suh’s on-target bonus for fiscal 2025; (iii) up to 12 months of COBRA coverage; and (iv) 12 months’ vesting acceleration of Ms. Suh’s time-based equity awards. The foregoing Severance Benefits are in full satisfaction of amounts due pursuant to the Severance Agreement and reflect increases to such benefits, specifically, 12 months instead of 6 months of both COBRA coverage and vesting acceleration, as provided in the Restated Executive Severance Agreements (as discussed below), to which Ms. Suh would have been entitled had she continued in employment.

Ms. Suh remains eligible to vest in a portion of her outstanding performance-based restricted stock units (the “Suh PSUs”), to the extent that the Company achieves the applicable performance goals at the end of the applicable performance period, with the portion of shares achieved prorated based on the length of her employment during the applicable performance period, as required by the terms of the Suh PSUs. The Company’s Form of PSU Agreement (the “PSU Agreement”), pursuant to which the Suh PSUs were granted, was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 27, 2023, and is incorporated by reference herein.

Additionally, as agreed in the Severance Agreement and reflected in the Separation Agreement, if the Company is subject to a “Change in Control” (as such term is defined in the Severance Agreement) on or prior to May 14, 2024, subject to Ms. Suh executing a general release of claims in favor of the Company, Ms. Suh’s remaining unvested time-based equity awards shall accelerate in full. In the event that the Company is subject to a “Change in Control” (as such term is defined in the Severance Agreement), the Suh PSUs shall vest in accordance with the PSU Agreements.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto.

(e) Amended and Restated Severance and Change in Control Agreements

On January 10, 2024, the Company’s Compensation and Leadership Development Committee of the Board of Directors approved the amendment and restatement of the Company’s existing Executive Severance and Change in Control Agreements, as amended from time to time (the “Existing Executive Severance Agreements”, and, as restated, the “Restated Executive Severance Agreements”) with each of Blake Grayson, Chief Financial Officer; Robert Chatwani, President and General Manager, Growth; James Shaughnessy, Chief Legal Officer and Stephen Shute, President, Worldwide Field Operations (each a “Covered Officer”). The Restated Executive Severance Agreements were approved to coordinate and consolidate the prior amendments to the Existing Executive Severance Agreements and to provide strong retention incentives by adding certain limited enhancements in the event of a Covered Officer’s termination without “Cause” from the date of execution through December 31, 2024 (the “Enhancement Period”). The Restated Executive Severance Agreements, including material revisions to the Existing Executive Severance Agreements, are summarized below.

The Restated Executive Severance Agreements are not employment contracts and do not specify an employment term, compensation level or other terms and conditions of employment. The Restated Executive Severance Agreements provide for certain severance benefits to each Covered Officer in the event that his or her employment is terminated under specified circumstances as set forth in the Restated Executive Severance Agreements, subject to the Covered Officer satisfying certain conditions, including the delivery of a release of all claims in favor of the Company. The Restated Executive Severance Agreements are effective as of the date executed and will amend and restate each Covered Officer’s Existing Executive Severance Agreement.

If a Covered Officer experiences either a termination without “Cause” or a resignation for “Good Reason” (each, as defined in the Restated Executive Severance Agreements, and either referred to as a “Qualifying Termination”) outside of the time period commencing 90 days prior to and ending 12 months after a change in control (the “Change in Control Period” or “CIC Period”), the Company shall provide the Covered Officer with a payment equal to a number of months of base salary plus the target bonus percentage for the year in which the Qualifying Termination occurs, a number of months of COBRA coverage and a number of months of vesting acceleration of then-outstanding time-based equity awards, each as described in the table below. In addition, if a Covered Officer experiences a termination without “Cause” outside of the Change in Control Period during the Enhancement Period, the Company shall provide the enhanced benefits described in the table below.

		Salary (# of Mos.)	Bonus (%)	COBRA (# of Mos.)	Equity Acceleration* (# of Mos.)
Blake Grayson, Chief Financial Officer	Outside of CIC Period	12	100%	12	12
	Enhanced - Outside of CIC Period	12	100%	12	12
Robert Chatwani, President & General Manager Growth	Outside of CIC Period	6	50%	6	6
	Enhanced - Outside of CIC Period	12	100%	12	12
James Shaughnessy, Chief Legal Officer	Outside of CIC Period	6	50%	6	6
	Enhanced - Outside of CIC Period	12	100%	12	12
Stephen Shute, President Worldwide Field Operations	Outside of CIC Period	12	100%	6	6
	Enhanced - Outside of CIC Period	12	100%	12	12
* The Covered Officer’s then-outstanding equity compensation awards that vest only upon satisfaction of performance criteria (or, "PSUs") shall vest to the extent provided in the agreement(s) governing such award(s).

If a Covered Officer experiences a Qualifying Termination during the Change in Control Period, the Company shall provide the Covered Officer with a payment equal to a number of months of base salary plus the target bonus percentage for the year in which the Qualifying Termination occurs, a number of months of COBRA coverage and a number of months of vesting acceleration of then-outstanding time-based equity awards, each as described in the table below. In addition, if a Covered Officer experiences a termination without “Cause” during both the Change in Control Period and the Enhancement Period, which ends December 31, 2024, the Company shall provide the enhanced benefits described in the table below.

		Salary (# of Mos.)	Bonus (%)	COBRA (# of Mos.)	Equity Acceleration* (%)
Blake Grayson, Chief Financial Officer	During CIC Period	12	None	12	100%
	Enhanced - During CIC Period	12	100%	12	100%
Robert Chatwani, President & General Manager Growth	During CIC Period	12	None	12	100%
	Enhanced - During CIC Period	12	100%	12	100%
James Shaughnessy, Chief Legal Officer	During CIC Period	12	None	12	100%
	Enhanced - During CIC Period	12	100%	12	100%
Stephen Shute, President Worldwide Field Operations	During CIC Period	12	None	12	100%
	Enhanced - During CIC Period	12	100%	12	100%
*The Covered Officer’s then-outstanding PSU awards shall vest to the extent provided in the agreement(s) governing such award(s).

The foregoing description of the Restated Executive Severance Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Restated Executive Severance Agreement, which is filed as Exhibit 10.2 hereto.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Separation Agreement by and between DocuSign, Inc. and Inhi Cho Suh, dated January 16, 2024.
10.2	Form of Amended and Restated Executive Severance and Change in Control Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2024

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer